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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-217555

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 8, 2017)

4,000,000 Shares

Ordinary Shares

        We are offering 4,000,000 of our ordinary shares.

        Our ordinary shares are listed on The NASDAQ Global Select Market under the symbol "SBBP." On October 2, 2017, the last reported sale price of our ordinary shares on The NASDAQ Global Select Market was $7.30 per share.

        An investment in our ordinary shares involves a high degree of risk. You should carefully consider the information under the heading "Risk Factors" beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before you invest in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        For the avoidance of doubt, this document is not intended to be and is not a prospectus for the purposes of the Companies Act 2014 of Ireland, the Prospectus Directive (2003/71/EC) Regulations 2005 of Ireland (as amended) or the Prospectus Rules issued by the Central Bank of Ireland; and the Central Bank of Ireland has not approved this document.

	Per Share	Total

Public Offering Price	$6.25	$25,000,000

Underwriting Discounts and Commissions(1)	$0.375	$1,500,000

Proceeds to Strongbridge Biopharma plc (before expenses)	$5.875	$23,500,000

(1)
See "Underwriting" beginning on page S-14 of this prospectus supplement for a description of compensation payable to the underwriters.

        Delivery of the ordinary shares is expected to be made on or about October 6, 2017. We have granted the underwriters an option for a period of 30 days to purchase up to an additional 600,000 ordinary shares. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $1,725,000, and the total proceeds to us, before expenses, will be $27,025,000.

Sole Book-Running Manager

Cantor Fitzgerald & Co.

Co-Managers

Oppenheimer & Co.	H.C. Wainwright & Co.

The date of this prospectus supplement is October 4, 2017

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus relate to the offering of our ordinary shares. Before buying any of the ordinary shares that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, and the information incorporated by reference as described under the headings "Where You Can Find More Information" and "Information Incorporated by Reference" in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

        This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to, and updates information contained in, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. In this prospectus supplement, as permitted by law, we "incorporate by reference" information from other documents that we file with the Securities and Exchange Commission, or the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we make future filings with the SEC to update the information contained in documents that have been incorporated by reference, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized any other person to provide you with different information. We are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since those dates.

        References in this prospectus supplement and the accompanying prospectus to the terms "we," "us," "our" or "Strongbridge" or other similar terms mean Strongbridge Biopharma plc and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

S-i

SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in our ordinary shares. You should carefully read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in ordinary shares. You should pay special attention to the "Risk Factors" section of this prospectus supplement to determine whether an investment in our ordinary shares is appropriate for you.

Our Company

        We are a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs.

        Our first commercial product is Keveyis® (dichlorphenamide), the first and only treatment approved by the U.S. Food and Drug Administration, or the FDA, for hyperkalemic, hypokalemic, and related variants of primary periodic paralysis, a group of rare hereditary disorders that cause episodes of muscle weakness or paralysis. Keveyis, for which we hold the U.S. marketing rights, has orphan drug exclusivity status in the United States through August 7, 2022.

        In addition to this neuromuscular disease product, we have two clinical-stage product candidates for rare endocrine diseases, Recorlev® and veldoreotide. Recorlev (levoketoconazole, and formerly called COR-003) is a cortisol synthesis inhibitor currently being studied for the treatment of endogenous Cushing's syndrome. Veldoreotide (formerly called COR-005) is a next-generation somatostatin analog being investigated for the treatment of acromegaly, with potential additional applications in Cushing's syndrome and neuroendocrine tumors. Both Recorlev and veldoreotide have received orphan designation from the FDA and the European Medicines Agency, or EMA.

        Given the well-identified and concentrated prescriber base addressing our target markets, we intend to use a small, focused sales force to effectively market Keveyis and any future products, in the United States, the European Union and other key global markets. We believe that our ability to execute on our strategy is enhanced by the significant commercial and clinical development experience of key members of our management team.

        Since the introduction of our new management team in August 2014, we have been building a rare disease, franchise-based business model focused on expansion through a disciplined in-licensing and acquisition strategy. In pursuit of our growth strategy, we have raised over $140 million in equity and debt financings since December 2014. We will continue to identify and evaluate the acquisition of products and product candidates that would be complementary to our existing rare neuromuscular and endocrine franchises or that would form the basis for new rare disease franchises. We believe this approach will enable us to maximize our commercial potential by further leveraging our existing resources and expertise.

Recent Developments

        On July 14, 2017, we and our subsidiaries, Strongbridge U.S. Inc., Cortendo AB (publ) and Cortendo Cayman Ltd., entered into a Term Loan Agreement, or the Loan Agreement, with CRG Servicing LLC, or CRG, as administrative agent and collateral agent, and the lenders named therein, or the Lenders. Pursuant to the Loan Agreement, we borrowed $40.0 million from the Lenders. We may borrow up to an additional $10.0 million under the Loan Agreement, contingent upon our achievement of certain revenue milestones on or before June 30, 2018. The Loan Agreement has a six-year term with three years of interest-only payments. The interest-only period may be extended to six years based upon the achievement of certain milestones during the first three years of the loan term.

        As a condition to the Loan Agreement, the Lenders purchased an aggregate of 429,799 of our ordinary shares for an aggregate purchase price of $3.0 million. Further, in connection with the Loan Agreement, we issued to the Lenders or their designees one or more warrants to purchase an aggregate of 394,289 of our ordinary shares, at an exercise price of $7.37 per share. If we borrow the additional $10 million pursuant to the Loan Agreement, we will issue to the Lenders or their designees one or more additional warrants to purchase a number of our ordinary shares equal to an aggregate of 0.2% of our ordinary shares outstanding following such issuance on a fully diluted basis (inclusive of the ordinary shares underlying all such warrants issued). Each of these warrants will be exercisable at any time prior to seven years following its issue date and will contain customary provisions for assumption or exchange upon a change of control or a sale of all or substantially all of our assets.

        We used a portion of the initial loan proceeds to repay all of the amounts we owed under our pre-existing Loan and Security Agreement with Oxford Finance LLC, as collateral agent and lender, Horizon Technology Finance Corporation and the other lenders named therein, dated as of December 28, 2016, as amended by that certain First Amendment to Loan and Security Agreement, dated as of January 27, 2017.

        The transactions with CRG described above are collectively referred to as the CRG Financing.

Corporate Information

        We are an Irish public limited company, established on May 26, 2015 under the name Cortendo plc. On September 4, 2015, we changed our name to Strongbridge Biopharma plc.

        Our principal executive offices are located at 900 Northbrook Drive, Suite 200, Trevose, Pennsylvania, 19053 and our telephone number is +1 610-254-9200. For the purposes of Irish law, our registered office is Arthur Cox Building, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

        Our website is www.strongbridgebio.com. The information on, or that can be accessed through, our website is not part of and should not be incorporated by reference into this prospectus.

 The Offering

Ordinary shares offered by us	4,000,000 shares (or 4,600,000 shares if the underwriters exercise their option to purchase additional shares in full).
Ordinary shares to be outstanding immediately after this offering	39,812,344 shares (or 40,412,344 shares if the underwriters exercise their option to purchase additional shares in full).
Option to purchase additional shares	600,000 shares.
Use of proceeds

We intend to use the net proceeds from this offering for investment in expanded commercial infrastructure for Keveyis, continued development of Recorlev and veldoreotide, commercialization expenditures, and for other general corporate purposes, which may include working capital, capital expenditures, acquisition of additional technologies or other forms of intellectual property, acquisition of assets or businesses that are complementary to our existing business, and general and administrative expenses. See "Use of Proceeds" for a more detailed description of the intended use of proceeds from this offering.

Risk factors

See "Risk Factors" and other information included in this prospectus supplement, in the accompanying prospectus, as well as in our periodic reports filed with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider carefully before deciding to invest in our ordinary shares.

NASDAQ Global Select Market symbol	"SBBP"

        The number of ordinary shares to be outstanding after this offering is based on 35,812,344 ordinary shares outstanding as of October 2, 2017, and excludes as of such date:

  •
  6,165,272 ordinary shares issuable upon the exercise of stock options outstanding as of October 2, 2017, with a weighted-average exercise price of $7.41 per ordinary share;

  •
  7,764,569 ordinary shares issuable upon the exercise of warrants outstanding as of October 2, 2017, with a weighted-average exercise price of $2.74 per ordinary share;

  •
  259,250 ordinary shares issuable upon the vesting of 259,250 restricted stock units outstanding as of October 2, 2017;

  •
  792 ordinary shares reserved for future issuance under our Non-Employee Director Equity Compensation Plan as of October 2, 2017;

  •
  389,289 ordinary shares reserved for future issuance under our 2015 equity incentive plan as of October 2, 2017; and

  •
  52,850 ordinary shares reserved for future issuance under our 2017 Inducement Plan as of October 2, 2017.

        Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriter's option to purchase additional ordinary shares and assumes that no additional warrants will be issued to CRG.

RISK FACTORS

        An investment in ordinary shares involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference, you should carefully consider the risks discussed below and under the section titled "Risk Factors" contained in our Annual Report on Form 20-F for the year ended December 31, 2016 filed with the SEC on April 4, 2017 (the "2016 Annual Report") and in our Current Report on Form 6-K filed with the SEC on August 7, 2017 (the "August 2017 Current Report") before making a decision about investing in our securities. The risks and uncertainties discussed below, in our 2016 Annual Report and in our August 2017 Current Report are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our ordinary shares could decline and you could lose part or all of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus.

Risks Related to this Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

        Our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our market value.

Investors in this offering will experience immediate and substantial dilution.

        The public offering price of the securities offered pursuant to this prospectus supplement may be substantially higher than the pro forma net tangible book value per share of our ordinary shares. Therefore, if you purchase ordinary shares in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per ordinary share from the price per share that you pay for such ordinary shares. If the holders of outstanding options, warrants or other securities convertible into our ordinary shares exercise those options, warrants or other such securities at prices below the public offering price, you will incur further dilution. See "Dilution" on page S-11 of this prospectus supplement for a more detailed discussion of the dilution you will incur in this offering.

Future sales of substantial amounts of our ordinary shares could adversely affect the market price of our ordinary shares.

        Future sales of substantial amounts of our ordinary shares, or securities convertible or exchangeable into ordinary shares, into the public market, including ordinary shares issued upon exercise of options and warrants, or perceptions that those sales could occur, could adversely affect the prevailing market price of our ordinary shares and our ability to raise capital in the future.

We do not intend to pay dividends for the foreseeable future.

        We have never declared or paid any dividends on our ordinary shares and do not intend to pay any dividends in the foreseeable future. In addition, the terms of our existing debt agreement restrict our ability to pay dividends on our ordinary shares. We anticipate that we will retain all of our future earnings for use in the operation of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their ordinary shares after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements in this prospectus supplement, the accompanying prospectus and incorporated herein by reference constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the "Securities Act, and Section 21E of the Exchange Act. These statements relate to future events concerning our business and to our future revenues, operating results and financial condition. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "forecast," "predict," "propose," "potential" or "continue," or the negative of those terms or other comparable terminology.

        Any forward looking statements contained in this prospectus supplement, the accompanying prospectus or incorporated herein by reference are only estimates or predictions of future events based on information currently available to our management and management's current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading "Risk Factors" and in other sections of the 2016 Annual Report and the August 2017 Current Report, as well as in subsequent Current Reports filed on Form 6-K from time to time with the SEC, that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference into this prospectus supplement as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement or the documents we incorporate by reference into this prospectus supplement. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

        We estimate that the net proceeds from the sale of ordinary shares by us in this offering will be approximately $23.4 million (or approximately $26.9 million if the if the underwriters' option to purchase additional shares is exercised in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

        We intend to use the net proceeds from this offering for investment in expanded commercial infrastructure for Keveyis, continued development of Recorlev and veldoreotide, commercialization expenditures, and for other general corporate purposes, which may include working capital, capital expenditures, acquisition of additional technologies or other forms of intellectual property, acquisition of assets or businesses that are complementary to our existing business, and general and administrative expenses.

        These expected uses of the net proceeds from this offering represent our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

        Pending our use of the net proceeds from this offering as described above, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

 PRICE RANGE OF OUR ORDINARY SHARES

        Our ordinary shares have been listed and traded on The NASDAQ Global Select Market under the symbol "SBBP" since October 16, 2015.

        The following table sets forth, for the periods indicated, the reported high and low sale per share of our ordinary shares on The NASDAQ Global Select Market.

	High	Low
Years Ended
December 31, 2016	$7.99	$2.05
December 31, 2015	$14.30	$5.00
Quarters Ended
June 30, 2017	$4.78	$3.30
March 31, 2017	$4.75	$2.00
December 31, 2016	$5.4235	$2.05
September 30, 2016	$6.239	$3.73
June 30, 2016	$6.3899	$3.30
March 30, 2016	$7.99	$3.51
December 31, 2015	$14.30	$5.00
Months Ended
September 30, 2017	$7.75	$5.40
August 31, 2017	$8.85	$6.20
July 31, 2017	$8.25	$5.70
June 30, 2017	$4.78	$3.30
May 30, 2017	$6.20	$3.98
April 30, 2017	$5.82	$4.21

        The last reported sale price of our ordinary shares on The NASDAQ Global Select Market on October 2, 2017 was $7.30 per share. Past price performance is not indicative of future price performance.

DIVIDEND POLICY

        Since our inception, we have never declared or paid any cash dividends on our ordinary shares and do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. As a result, investors in our ordinary shares will benefit in the foreseeable future only if our ordinary shares appreciate in value.

        Any determination to pay dividends in the future would be subject to compliance with applicable laws, including the Irish Companies Act, which requires Irish companies to have profits available for distribution equal to or greater than the amount of the proposed dividend.

CAPITALIZATION AND INDEBTEDNESS

        The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2017, as follows:

  •
  on an actual basis;

  •
  on a pro forma basis to give effect to the CRG Financing; and

  •
  on a pro forma as adjusted basis to give further effect to the sale of 4,000,000 ordinary shares in this offering at a public offering price of $6.25 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

        You should read this table in conjunction with the information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference from the August 2017 Current Report, including the historical financial statements and related notes included in such report.

	As of June 30, 2017 (unaudited)
	Actual	Pro Forma	Pro Forma As Adjusted
	(in thousands, except share and per share data)
Cash and cash equivalents	$33,864	$53,079	$76,439

Total Capitalization:
Long-term debt	18,566	36,744	36,744

Shareholders' equity:
Deferred shares, $1.098 par value, 40,000 shares authorized, issued and outstanding actual, pro forma and pro forma as adjusted	44	44	44
Ordinary shares, $0.01 par value, 600,000,000 shares authorized; 35,335,026 shares issued and outstanding, actual; 35,764,825 shares issued and outstanding, pro forma; and 39,764,825 shares issued and outstanding, pro forma as adjusted	353	357	397
Additional paid-in capital	198,508	203,492	226,812
Accumulated deficit	(189,075)	(193,026)	(193,026)

Total shareholders' equity (deficit)	9,830	10,867	34,227

Total capitalization	$28,396	$47,611	$70,971

        The table above is based on 35,335,026 ordinary shares outstanding as of June 30, 2017, and excludes:

  •
  6,139,647 ordinary shares issuable upon the exercise of stock options outstanding as of June 30, 2017, with a weighted-average exercise price of $7.40 per ordinary share;

  •
  7,428,571 ordinary shares issuable upon the exercise of warrants outstanding as of June 30, 2017, with a weighted-average exercise price of $2.50 per ordinary share;

  •
  222,000 ordinary shares issuable upon the vesting of 222,000 restricted stock units outstanding as of June 30, 2017;

  •
  792 ordinary shares reserved for future issuance under our Non-Employee Director Equity Compensation Plan as of June 30, 2017;

  •
  428,814 ordinary shares reserved for future issuance under our 2015 equity incentive plan as of June 30, 2017; and

  •
  89,850 ordinary shares reserved for future issuance under our 2017 Inducement Plan as of June 30, 2017.

DILUTION

        If you invest in our ordinary shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per ordinary share and the as adjusted net tangible book value per ordinary share immediately after this offering.

        At June 30, 2017, we had a net tangible book value of $(55.8) million, corresponding to a net tangible book value of $(1.58) per ordinary share, based upon 35,335,026 ordinary shares outstanding as of that date. Net tangible book value per ordinary share represents the amount of our total assets less our total liabilities, excluding intangible assets, divided by the total number of our ordinary shares outstanding at such date.

        Our pro forma net tangible book value as of June 30, 2017 was approximately $(54.8) million, or $(1.53) per ordinary share, after giving effect the CRG Financing.

        Our pro forma as adjusted net tangible book value as of June 30, 2017 would have been $(31.4) million or $(0.79) per ordinary share, after giving effect to the sale of the 4,000,000 ordinary shares in this offering at an offering price of $6.25 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. This amount represents an immediate increase in pro forma as adjusted net tangible book value of $0.74 per share to our existing shareholders, and an immediate dilution in adjusted net tangible book value of approximately $7.04 per share to new investors purchasing shares of ordinary shares in this offering.

        Dilution in net tangible book value per share represents the difference between the amount per share of our ordinary shares paid by purchasers in this offering and the pro forma as adjusted net tangible book value per ordinary share after this offering. The following table illustrates this dilution:

Offering price per share		$6.25
Historical net tangible book value per share as of June 30, 2017	$(1.58)
Increase per ordinary share attributable to the CRG Financing	0.05

Pro forma net tangible book value per ordinary share as of June 30, 2017	(1.53)
Increase in net tangible book value per share attributable to new investors	0.74

Pro forma as adjusted net tangible book value per share after this offering		(0.79)

Dilution per share to new investors		$7.04

        If the underwriters' option to purchase additional shares is exercised in full to purchase 600,000 additional ordinary shares in this offering, based upon the public offering price of $6.25, the pro forma as adjusted net tangible book value per ordinary share after giving effect to the offering would be $(0.69) per ordinary share, the increase in the net tangible book value per ordinary share to existing shareholders would be $0.84 per ordinary share and the dilution to new investors would be $6.94 per ordinary share.

        The number of ordinary shares shown above to be outstanding is based on 35,335,026 ordinary shares outstanding as of June 30, 2017, and excludes:

  •
  6,139,647 ordinary shares issuable upon the exercise of stock options outstanding as of June 30, 2017, with a weighted-average exercise price of $7.40 per ordinary share;

  •
  7,428,571 ordinary shares issuable upon the exercise of warrants outstanding as of June 30, 2017, with a weighted-average exercise price of $2.50 per ordinary share;

  •
  222,000 ordinary shares issuable upon the vesting of 222,000 restricted stock units outstanding as of June 30, 2017;

  •
  792 ordinary shares reserved for future issuance under our Non-Employee Director Equity Compensation Plan as of June 30, 2017;

  •
  428,814 ordinary shares reserved for future issuance under our 2015 equity incentive plan as of June 30, 2017; and

  •
  89,850 ordinary shares reserved for future issuance under our 2017 Inducement Plan as of June 30, 2017.

 TAXATION

        For a discussion of the material Irish tax considerations and U.S. federal income tax considerations associated with the purchase, ownership and disposition of our ordinary shares, please read "Item 10.E. Taxation" in our most recent Annual Report on Form 20-F, which is incorporated by reference into this prospectus.

        The tax consequences to you of an investment in our ordinary shares will depend, in part, on your own tax circumstances. You are urged to consult with your own tax advisor about the federal, state, local and foreign tax consequences particular to your circumstances.

UNDERWRITING

        Subject to the terms and conditions set forth in the underwriting agreement, dated October 4, 2017, between us and Cantor Fitzgerald & Co., as representative of the underwriters named below, or the Representative, and the sole book-running manager of this offering, we have agreed to sell to the underwriters, and each of the underwriters have agreed, severally and not jointly, to purchase from us, the ordinary shares shown opposite its name below.

Underwriter	Number of Ordinary Shares
Cantor Fitzgerald & Co.	3,200,000
Oppenheimer & Co. Inc.	500,000
H.C. Wainwright & Co., LLC	300,000

Total	4,000,000

        The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers' certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the several underwriters will purchase all of the ordinary shares if any of them are purchased. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the ordinary shares subject to their acceptance of the ordinary shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Ordinary Shares

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 600,000 ordinary shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional ordinary shares approximately proportionate to that underwriter's initial purchase commitment as indicated in the table above.

Commission and Expenses

        The underwriters have advised us that they propose to offer the ordinary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.225 per ordinary share. After the offering, the Representative may change the offering price and other selling terms.

        The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional ordinary shares.

	Per Ordinary Share		Total
	Without Option to Purchase Additional Ordinary Shares	With Option to Purchase Additional Ordinary Shares	Without Option to Purchase Additional Ordinary Shares	With Option to Purchase Additional Ordinary Shares
Public offering price	$6.25	$6.25	$25,000,000	$28,750,000
Underwriting discounts and commissions	$0.375	$0.375	$1,500,000	$1,725,000
Proceeds to us, before expenses	$5.875	$5.875	$23,500,000	$27,025,000

        We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $140,000. We have also agreed to reimburse the underwriters for up to $15,000 for their FINRA counsels' fees and expenses, which reimbursed fee is deemed underwriting compensation for this offering by FINRA.

Listing

        Our ordinary shares are listed on The NASDAQ Global Select Market under the trading symbol "SBBP."

No Sales of Similar Securities

        We, our officers and our directors have agreed, subject to certain specified exceptions, not to directly or indirectly, for a period of 90 days after the date of the underwriting agreement:

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any ordinary shares or any securities underlying, convertible into or exercisable or exchangeable for ordinary shares, whether now owned or hereafter acquired or with respect to which the power of disposition is acquired, or exercise any right with respect to the registration of any of the foregoing securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act; or

  •
  enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of ordinary shares or any securities underlying, convertible into or exercisable or exchangeable for ordinary shares, whether any such swap or transaction is to be settled by delivery of ordinary shares or other securities, in cash or otherwise.

        Cantor Fitzgerald & Co. may, in its sole discretion and at any time or from time to time before the termination of the 90-day period, release all or any portion of the securities subject to these lock-up agreements.

Stabilization

        The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the ordinary shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either "covered" short sales or "naked" short sales.

        "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional ordinary shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional ordinary shares or purchasing ordinary shares in the open market. In determining the source of ordinary shares to close out the covered short position, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market as compared to the price at which they may purchase ordinary shares through the option to purchase additional ordinary shares.

        "Naked" short sales are sales in excess of the option to purchase additional ordinary shares. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering.

        A stabilizing bid is a bid for the purchase of ordinary shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the ordinary shares. A syndicate covering transaction is the bid for or the purchase of ordinary shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the ordinary shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

        Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. The underwriters are not obligated to engage in these activities and, if commenced, may end any of these activities at any time.

Passive Market Making

        The underwriters may also engage in passive market making transactions in our ordinary shares on the NASDAQ in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our ordinary shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our ordinary shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and, if commenced, may end passive market making activities at any time.

Electronic Distribution

        A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters, selling group members (if any) or their affiliates. The underwriters may agree with us to allocate a specific number of ordinary shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters' web site and any information contained in any other web site maintained by the underwriters is not part of this prospectus supplement, has not been approved or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

        The underwriters and certain of their affiliates are full service financial institutions engaged in a wide range of activities for their own accounts and the accounts of customers, which may include, among other things, corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

        In addition, in the ordinary course of their businesses, the underwriters and their affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products. Such investment and securities activities may involve our securities and instruments. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Stamp Taxes

        If you purchase ordinary shares offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Notice to Investors

Canada

        This prospectus supplement constitutes an "exempt offering document" as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the ordinary shares. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the ordinary shares and any representation to the contrary is an offence.

        Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"). Pursuant to section 3A.3 of NI 33-105, this prospectus supplement is exempt from the requirement that we and the underwriters provide investors with certain conflicts of interest disclosure pertaining to "connected issuer" and/or "related issuer" relationships that may exist between the us and the underwriters as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

        The offer and sale of the ordinary shares in Canada is being made on a private placement basis only and is exempt from the requirement that we prepare and file a prospectus under applicable Canadian securities laws. Any resale of the ordinary shares acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the ordinary shares outside of Canada.

Representations of Purchasers

        Each Canadian investor who purchases the ordinary shares will be deemed to have represented to us and the underwriters that the investor (i) is purchasing the ordinary shares as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an "accredited investor" as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions ("NI 45-106") or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a "permitted client" as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

        Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the ordinary shares and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the ordinary shares or with respect to the eligibility of the ordinary shares for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

        Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus supplement), including where the distribution involves an "eligible foreign security" as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a "misrepresentation" as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

        Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur Canadien confirme par les présentes qu'il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

Australia

        This prospectus supplement is not a disclosure document for the purposes of Australia's Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

        You confirm and warrant that you are either:

  •
  a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act;

  •
  a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

  •
  a "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act.

        To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

        You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

        In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, each referred to herein as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to herein as the Relevant Implementation Date, no offer of any securities which are the subject of the offering contemplated by this prospectus supplement has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

  •
  to any legal entity which is a "qualified investor" as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Hong Kong

        No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

        This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

        The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

        This prospectus supplement has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

        Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:

  •
  to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

  •
  where no consideration is given for the transfer; or

  •
  where the transfer is by operation of law.

Switzerland

        The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this prospectus supplement nor any other offering or marketing material relating to us, the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Israel

        This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the ordinary shares is directed only at, investors listed in the first addendum to the Israeli Securities Law, or the Addendum, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and "qualified individuals," each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom

        This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors (as defined in the Prospectus Directive) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

        This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

EXPENSES

        The following table sets forth the costs and expenses of this offering payable by us, other than the underwriting discounts and commissions. All amounts are estimated.

Expenses	Amount
Transfer agent fees and expenses	$5,000
Printer fees and expenses	5,000
Legal fees and expenses	90,000
Accounting fees and expenses	35,000
Miscellaneous	5,000

Total:	$140,000

LEGAL MATTERS

        The validity of the securities being offered by this prospectus and certain other matters of Irish law will be passed upon for us by Arthur Cox, Dublin, Ireland. Certain matters of U.S. federal and New York State law will be passed upon for us by Reed Smith LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cooley LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Strongbridge Biopharma plc at December 31, 2016 and 2015, and for each of the two years in the period ended December 31, 2016, incorporated by reference in this prospectus supplement and the registration statement, of which it forms a part, have been audited by Ernst & Young LLP, independent registered public accounting firm, and at December 31, 2014 and for the year then ended, by Ernst & Young AB, independent registered public accounting firm, as set forth in their respective reports thereon incorporated elsewhere herein by reference and are incorporated herein in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with this law, file periodic reports and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC's public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information on the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website that contains reports, proxy and information statements and other information that is filed through the SEC's EDGAR System. The website can be accessed at http://www.sec.gov.

        We also maintain a website at www. strongbridgebio.com. You may access our Annual Reports on Form 20-F and Current Reports on Form 6-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus supplement or the accompanying prospectus of the information contained at that site, other than documents that we file with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

 INCORPORATION OF INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in "Where You Can Find More Information." The documents we are incorporating by reference are:

  •
  our Annual Report on Form 20-F for the fiscal year ended December 31, 2016 filed on April 4, 2017 ;

  •
  our Reports on Form 6-K filed on January 9, 2017, April 13, 2017, May 16, 2017, June 27, 2017, July 17, 2017 and August 7, 2017; and

  •
  the description of our ordinary shares contained in the our Registration Statement on Form 8-A (File No. 1-37569) filed on September 25, 2015, including any amendment or report filed for the purpose of updating such description.

PROSPECTUS

$150,000,000

ORDINARY SHARES
PREFERRED SHARES
DEBT SECURITIES
WARRANTS
RIGHTS
PURCHASE CONTRACTS
UNITS

        This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer ordinary shares or preferred shares upon conversion of or exchange for the debt securities; ordinary shares or preferred shares or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.

        This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

        Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

        Our ordinary shares are listed on the NASDAQ Global Select Market, under the symbol "SBBP." On April 26, 2017, the last reported sale price of our ordinary shares on the NASDAQ Global Select Market was $4.40 per share.

        Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 3 of this prospectus under the caption "Risk Factors" and in the "Risk Factors" section of our periodic reports filed with the U.S. Securities and Exchange Commission. We may include specific risk factors in supplements to this prospectus under the caption "Risk Factors."

        We are an "emerging growth company" as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2017

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC"), utilizing a "shelf" registration process. Under this shelf registration process, we may offer ordinary shares, preferred shares, various series of debt securities and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

        The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the headings "Where You Can Find More Information" and "Incorporation of Information By Reference" before making an investment decision.

        You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

        Other than in the United States, no action has been taken by us or any underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

i

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements in this prospectus and in any prospectus supplement we may file constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934 as amended, or the Exchange Act. These statements relate to future events concerning our business and to our future revenues, operating results and financial condition. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "forecast," "predict," "propose," "potential" or "continue," or the negative of those terms or other comparable terminology.

        Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management's current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading "Risk Factors" and in other sections of our Annual Report on Form 20-F for the year ended December 31, 2016, as well as in our reports filed on Form 6-K from time to time with the SEC, that are incorporated by reference into this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ii

 PROSPECTUS SUMMARY

        The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and any related free writing prospectus, and in our most recent filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. When we use the words "the Company," "we," "us," "ours" and "our," we are referring to Strongbridge Biopharma plc.

The Company

        We are a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs.

        Our first commercial product is Keveyis® (dichlorphenamide), the first and only treatment approved by the U.S. Food and Drug Administration (FDA) for hyperkalemic, hypokalemic, and related variants of primary periodic paralysis, a group of rare hereditary disorders that cause episodes of muscle weakness or paralysis. Keveyis, for which we hold the U.S. marketing rights, has orphan drug exclusivity status in the United States through August 7, 2022.

        In addition to this neuromuscular disease product, we have two clinical-stage product candidates for rare endocrine diseases, Recorlev® and veldoreotide. Recorlev (levoketoconazole, and formerly called COR-003) is a cortisol synthesis inhibitor currently being studied for the treatment of endogenous Cushing's syndrome. Veldoreotide (formerly called COR-005) is a next-generation somatostatin analog being investigated for the treatment of acromegaly, with potential additional applications in Cushing's syndrome and neuroendocrine tumors. Both Recorlev and veldoreotide have received orphan designation from the FDA and the European Medicines Agency (EMA).

        Given the well-identified and concentrated prescriber base addressing our target markets, we intend to use a small, focused sales force to effectively market Keveyis and other products and product candidates, if approved, in the United States, the European Union and other key global markets. We believe that our ability to execute on this strategy is enhanced by the significant commercial and clinical development experience of key members of our management team.

        Since the introduction of our new management team in August 2014, we have been building a rare disease, franchise-based business model focused on expansion through a disciplined in-licensing and acquisition strategy. In pursuit of our growth strategy, we have raised over $140 million in equity and debt financings since December 2014. We will continue to identify and evaluate the acquisition of products and product candidates that would be complementary to our existing rare neuromuscular and endocrine franchises or that would form the basis for new rare disease franchises. We believe this approach will enable us to maximize our commercial potential by further leveraging our existing resources and expertise.

Corporate Information

        The Company, an Irish public limited company, was established on May 26, 2015 under the name Cortendo plc. On September 4, 2015, Cortendo plc changed its name to Strongbridge Biopharma plc.

        Our principal executive offices are located at 900 Northbrook Drive, Suite 200, Trevose, Pennsylvania, 19053 and our telephone number is +1 610-254-9200. For the purposes of Irish law, our registered office is Arthur Cox Building, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

        Our website is www.strongbridgebio.com. The information on, or that can be accessed through, our website is not part of and should not be incorporated by reference into this prospectus.

Implications of Being an "Emerging Growth Company"

        We qualify as an "emerging growth company," as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and regulatory requirements in contrast to those otherwise applicable generally to public companies. These provisions include:

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  exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 the Sarbanes-Oxley Act of 2002;

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  an exemption from the requirement to provide certain executive compensation disclosure;

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  an exemption from the requirement to hold a non-binding advisory vote on executive compensation or to seek shareholder approval of any golden parachute payments not previously approved; and

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  an exemption from any requirements adopted by the Public Oversight Board (PCAOB) requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer.

        We may take advantage of these reduced reporting and other regulatory requirements for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. In addition, the JOBS Act provides that an emerging growth company may delay adopting new or revised accounting standards until those standards apply to private companies. We have irrevocably elected not to avail ourselves of this delayed adoption of new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as public companies that are not emerging growth companies. If we choose to take advantage of any of these reduced reporting burdens, the information that we provide shareholders may be different than you might get from other public companies.

Implications of Being a Foreign Private Issuer

        As a foreign private issuer under the Exchange Act, we are exempted from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

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  the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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  the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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  the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events.

RISK FACTORS

        Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

        The ratio of earnings to combined fixed charges and preference dividends for the periods presented is the same as the ratio of earnings to fixed charges since we have no outstanding preferred shares and, therefore, no dividend requirements.

	Year Ended December 31,
	2016		2015		2014		2013		2012
Consolidated ratio of earnings to fixed charges		*		*		*		*		*

        For purposes of calculating the ratios above, earnings consist of net loss from continuing operations before income taxes, plus fixed charges. Fixed charges include an estimate of the interest portion of rent expense which is deemed to be representative of the interest factor.

*
We did not record earnings for any of the years ended December 31, 2016, 2015, 2014, 2013 or 2012. Accordingly, our earnings were insufficient to cover fixed charges for such periods and we are unable to disclose a ratio of earnings to fixed charges for such periods.

 USE OF PROCEEDS

        We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, our internal research and development programs and the development of new programs, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

General Plan of Distribution

        We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

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  a fixed price or prices, which may be changed from time to time;

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  market prices prevailing at the time of sale;

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  prices related to the prevailing market prices; or

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  negotiated prices.

        We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

        If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

        With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

        Ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the NASDAQ Global Select Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Global Select Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

        In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

 DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

Corporate Profile

        The Company is a public limited company for the purposes of Part 17 of the Irish Companies Act 2014, or the Irish Companies Act. For the purposes of Irish law, our registered office is Arthur Cox Building, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

Corporate Purpose

        According to our Memorandum of Association, the objects for which the Company was established are:

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  To carry on the business of a pharmaceuticals company, and to research, develop, design, manufacture, produce, supply, buy, sell, distribute, import, export, provide, promote and otherwise deal in pharmaceuticals, active pharmaceutical ingredients and dosage pharmaceuticals and other devices or products of a pharmaceutical or healthcare character and to hold intellectual property rights and to do all things usually dealt in by persons carrying on the above mentioned businesses or any of them or likely to be required in connection with any of the said businesses.

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  To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company's board of directors and to exercise its powers as a shareholder of other companies.

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  To acquire shares, stocks, debentures, debenture stock, bonds, obligations and securities by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

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  To facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stocks, bonds, obligations, shares, stocks, and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

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  To purchase or by any other means acquire any freehold, leasehold or other property and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or incumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property, and any buildings, factories, mills, works, wharves, roads, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property, lands, tenements or hereditaments, rights, privileges or easements.

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  To sell or otherwise dispose of any of the property or investments of the Company.

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  To establish and contribute to any scheme for the purchase of shares in the Company to be held for the benefit of the Company's employees and to lend or otherwise provide money to such schemes or the Company's employees or the employees of any of its subsidiary or associated companies to enable them to purchase shares of the Company.

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  To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the Directors shall deem fit and to grant any fee, farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.

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  To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorized to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.

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  To apply for, register, purchase, lease, hold, use, control, license or otherwise acquire any patents, brevets d'invention, copyrights, trademarks, licenses, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licenses in respect of or otherwise turn to account the property, rights or information so acquired.

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  To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorized to carry on or engage in or any business or transaction capable of being conducted so as directly to benefit this Company.

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  To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

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  To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

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  To engage in currency exchange and interest rate transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

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  To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company's holding company as defined by the Irish Companies Act or a subsidiary as therein defined of any such holding company or otherwise associated with the Company in business.

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  To borrow or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures, debenture stocks, bonds, obligations and securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company's property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

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  To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

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  To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of this Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this Company.

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  To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, securities, policies, book debts, claims and chases in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licenses, and any interest in real or personal property, and any claims against such property or against any person or company.

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  To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue, dispose of or hold any such preferred, deferred or other special stocks or securities.

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  To give any guarantee in relation to the payment of any debentures, debenture stock, bonds, obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

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  To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

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  To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including Directors and ex-Directors of the Company or any of its subsidiary or associated companies and the spouses, civil partners, widows, widowers, families, dependents or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

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  To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company's capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

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  To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

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  To distribute in specie or otherwise as may be resolved, any assets of the Company among its members and in particular the shares, debentures or other securities of any other company belonging to this Company or of which this Company may have the power of disposing.

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  To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favor of the Company.

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  To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realization of or render profitable any of the Company's property or rights.

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  To accept stock or shares in or debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

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  To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

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  To procure the Company to be registered or recognized in any part of the world.

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  To do all or any of the matters hereby authorized in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

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  To make gifts, pay gratuities or grant bonuses to current and former Directors (including substitute directors), officers or employees of the Company or to make gifts or pay gratuities to any person on their behalf or to charitable organizations, trusts or other bodies corporate nominated by any such person.

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  To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are usually carried on in connection therewith.

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  To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

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  To make or receive gifts by way of capital contribution or otherwise.

Authorized Share Capital

        Our authorized share capital is €40,000, divided into 40,000 deferred ordinary shares with a nominal value of €1.00 per share, and $7,000,000, divided into 600,000,000 ordinary shares with a nominal value of $0.01 per share and 100,000,000 preferred shares with a nominal value of $0.01 per share.

        The authorized and issued share capital includes 40,000 deferred ordinary shares, which are required in order to satisfy statutory minimum capital requirements of an Irish public limited company. The holders of the deferred ordinary shares are not entitled to receive any dividend or distribution, to attend, speak or vote at any general meeting, and have no effective rights to participate in the assets of our Company.

        We may issue shares subject to the maximum authorized share capital contained in our Articles. The authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes cast at a general meeting of our shareholders, referred to under Irish law as an "ordinary resolution." Our authorized share capital may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the memorandum and articles of association or by an ordinary resolution adopted by our shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by shareholders by an ordinary resolution. Accordingly, our Articles authorize our board of directors to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of the adoption of our Articles on September 9, 2015. The authority to issue preferred shares provides us with the flexibility to consider and respond to future business needs and opportunities as they arise from time to time, including in connection with capital raising, financing and acquisition transactions or opportunities.

        Under our Articles, our board of directors is authorized to issue preferred shares on a non-pre-emptive basis, with discretion as to the terms attaching to the preferred shares, including as to voting, dividend and conversion rights and priority relative to other classes of shares with respect to dividends and upon a liquidation. As described in the preceding paragraph, this authority extends until five years from the date of the adoption of our Articles on September 9, 2015, at which time it will expire unless renewed by our shareholders.

        Notwithstanding this authority, under the Irish Takeover Rules our board of directors would not be permitted to issue any of our shares, including preferred shares, during a period when an offer has been made for us or is believed to be imminent unless the issue is (i) approved by our shareholders at a general meeting; (ii) consented to by the Irish Takeover Panel on the basis it would not constitute action frustrating the offer; (iii) consented to by the Irish Takeover Panel and approved by the holders of more than 50% of our shares carrying voting rights; (iv) consented to by the Irish Takeover Panel in circumstances where a contract for the issue of the shares had been entered into prior to that period; or (v) consented to by the Irish Takeover Panel in circumstances where the issue of the shares was decided by our directors prior to that period and either action has been taken to implement the issuance (whether in part or in full) prior to such period or the issuance was otherwise in the ordinary course of business.

        While we do not have any current specific plans, arrangements or understandings, written or oral, to issue any preferred shares for any purpose, we are continually evaluating our financial position and analyzing the possible benefits of issuing additional debt securities, equity securities, convertible securities or a combination thereof in connection with, among other things: (i) repaying indebtedness; (ii) financing acquisitions; or (iii) strengthening our balance sheet. The availability of preferred shares gives us flexibility to respond to future capital raising, financing and acquisition needs and opportunities without the delay and expense associated with holding an extraordinary general meeting of our shareholders to obtain further shareholder approval.

        The rights and restrictions to which the ordinary shares will be subject are prescribed in our Memorandum and Articles of Association. Our Articles permit our board of directors, without shareholder approval, to determine the terms of any preferred shares that we may issue. Our board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares, unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other classes or series of shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

        Irish law does not recognize fractional shares held of record. Accordingly, our Articles do not provide for the issuance of fractional ordinary shares, and our official Irish share register will not reflect any fractional shares.

Development of Share Capital

        As of December 31, 2016, our fully paid, issued and outstanding share capital was 35,335,026 ordinary shares and 40,000 deferred shares. As of April 27, 2017, our fully paid, issued and outstanding share capital was 35,335,026 ordinary shares and 40,000 deferred shares. The development of our share capital since January 1, 2016 is set forth in the table below. As of January 1, 2016 our fully paid, issued and outstanding share capital was 21,2015,382 ordinary shares and 40,000 deferred shares.

Date	Share Capital Before the Transaction	Transaction	Share Capital After the Transaction	Price per Ordinary Share
December 28, 2016	21,205,382 ordinary shares and 40,000 deferred shares	Private Placement with 2016 Investors	35,205,382 ordinary shares and 40,000 deferred shares	$2.50
December 28, 2016	35,205,382 ordinary shares and 40,000 deferred shares	Option Exercise	35,335,026 ordinary shares and 40,000 deferred shares	$1.32

Preemption Rights

        Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro rata basis, commonly referred to as the statutory preemption right. However, we have opted out of these preemption rights in our Articles as permitted under Irish law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, our Articles provide that this opt-out will lapse five years after the adoption of Strongbridge Biopharma plc's current Articles on September 9, 2015. A special resolution requires not less than 75% of the votes of our shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of Strongbridge pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory preemption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

Issuance of Warrants and Options

        Our Articles provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which we are subject, our board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as it deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as our board of directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. We are subject to the rules of

NASDAQ and the Irish Companies Act, which require shareholder approval of certain equity plan and share issuances. Our board of directors may issue shares upon exercise of warrants or options without shareholder approval or authorization, up to the relevant authorized share capital limit.

Dividends

        Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our called up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include undenominated capital and the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction of capital approved by the Irish High Court without restriction, or a reorganization of capital.

        The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to our "relevant financial statements." The "relevant financial statements" will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Act, which give a "true and fair view" of our unconsolidated financial position and accord with accepted accounting practice.

        The mechanism as to who declares a dividend and when a dividend shall become payable is governed by our Articles. Our Articles authorize our board of directors to declare dividends without shareholder approval to the extent they appear justified by profits lawfully available for distribution. Our board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Our board of directors may direct that the payment be made by distribution of assets, shares or cash, and no dividend issued may exceed the amount recommended by our board of directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in dollars or any other currency.

        Our board of directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to us in relation to our ordinary shares.

        Our board of directors may also authorize us to issue shares with preferred rights to participate in dividends we declare. The holders of preferred shares may, depending on their terms, rank senior to the ordinary shares in terms of dividend rights or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Bonus Shares

        Under our Articles, our board of directors may resolve to capitalize any amount credited to any reserve, including our undenominated capital, or credited to the profit and loss account, and use such amount for the issuance to shareholders of shares as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Share Repurchases and Redemptions

Overview

        Our Articles provide that any ordinary share that we have agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish law purposes, the repurchase of ordinary shares by us may technically be effected as a redemption of those shares as described under "—Repurchases and Redemptions." If our Articles did not contain such provision, repurchases by us would be subject to many of the same rules that apply to purchases of ordinary shares by subsidiaries described under

"—Purchases by Subsidiaries," including the shareholder approval requirements described below, and the requirement that any purchases on market be effected on a "recognized stock exchange," which, for purposes of the Irish Companies Act, includes NASDAQ.

        Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back our ordinary shares, we are referring to the redemption of our ordinary shares or the purchase of our ordinary shares by a subsidiary of us, in each case in accordance with our Articles and Irish law as described below.

Repurchases and Redemptions

        Under Irish law, subject to the conditions summarized below, a company may issue redeemable shares and may only redeem them out of distributable reserves or the proceeds of a new issue of ordinary shares for that purpose. We do not expect to have any distributable reserves for the foreseeable future. We may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of our total issued share capital. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Based on the provision of our Articles described above, shareholder approval will not be required to redeem our ordinary shares.

        We may also be given an additional general authority to purchase our own shares on market, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries as described below.

        Our board of directors may also issue preferred shares, which may be redeemed at the option of either us or the shareholder, depending on the terms of such preferred shares. Please see "—Authorized Share Capital" above for additional information on preferred shares.

        Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. We may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by us or re-issued subject to certain conditions.

Purchases by Subsidiaries

        Under Irish law, an Irish or non-Irish subsidiary may purchase our ordinary shares either on market or off market. For one of our subsidiaries to make purchases on market of our ordinary shares, the shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on market purchase by a subsidiary of our ordinary shares is required. For a purchase by a subsidiary off market, the proposed purchase contract must be authorized by special resolution of our shareholders before the contract is entered into. The person whose ordinary shares are to be bought back cannot vote in favor of the special resolution and the purchase contract must be on display or must be available for inspection by our shareholders at our registered office from the date of the notice of the meeting at which the resolution approving the contract is to be proposed.

        In order for one of our subsidiaries to make an on market purchase of our ordinary shares, such shares must be purchased on a "recognized stock exchange." NASDAQ is specified as a recognized stock exchange for this purpose by Irish law.

        The number of ordinary shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds any of our shares, it cannot exercise any voting rights in respect of those shares. The acquisition of our ordinary shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

Lien on Shares, Calls on Shares and Forfeiture of Shares

        Our Articles provide that we will have a first and paramount lien on every share that is not a fully paid share for all amounts payable at a fixed time or called in respect of that share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are customary in the articles of association of an Irish public company limited by shares such as our company and will only be applicable to shares that have not been fully paid.

Consolidation and Division; Subdivision

        Under our Articles, we may, by ordinary resolution, consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares or subdivide our shares into smaller amounts than are fixed by our Articles.

Reduction of Share Capital

        We may, by ordinary resolution, reduce our authorized share capital in any way. We also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel our issued share capital in any manner permitted by the Irish Companies Act.

General Meetings of Shareholders

        We are required to hold an annual general meeting within eighteen months of incorporation (our first annual general meeting was held in Dublin, Ireland on May 12, 2016) and at intervals of no more than fifteen months thereafter, provided that an annual general meeting is held in each calendar year following our first annual general meeting, no more than nine months after our fiscal year-end.

        Our extraordinary general meetings may be convened by (i) our board of directors, (ii) on requisition of shareholders holding not less than 10% of our paid up share capital carrying voting rights or (iii) on requisition of our auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time.

        Notice of a general meeting must be given to all our shareholders and to our auditors. Our Articles provide that the maximum notice period is 60 days. The minimum notice periods are 21 days' notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days' notice in writing for any other extraordinary general meeting. General meetings may be called by shorter notice, but only with the consent of our auditors and all of our shareholders entitled to attend and vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, our Articles include provisions reflecting these requirements of Irish law.

        In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of this requisition notice, our board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If our board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

        The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the consideration of the Irish statutory financial statements, the report of the directors, the report of the auditors on those statements and that report and a review by the members of our affairs. If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office. Our Articles divide our board of directors into three classes, with members of each class being elected to staggered three-year terms. At each annual general meeting, directors will be elected for a full term of three years to succeed those directors of the relevant class whose terms are expiring. A nominee is elected to the board of directors by a plurality of the votes cast by the shareholders.

        Holders of our ordinary shares are entitled to one vote for each share at all meetings at which directors are elected.

        Our Articles provide for a minimum number of directors of two. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a three-year term, and the nominee receiving the next greatest number of votes in favour of their election shall hold office until his or her successor shall be elected.

        If our directors become aware that our net assets are half or less of the amount of our called-up share capital, our directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Quorum for General Meetings

        The presence, in person or by proxy, of the holders of our ordinary shares outstanding which entitle the holders to a majority of our voting power constitutes a quorum for the conduct of business. No business may take place at a general meeting if a quorum is not present in person or by proxy. Our board of directors has no authority to waive quorum requirements stipulated in our Articles. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Adjournment of Shareholder Meetings

        Our Articles provide that if a quorum is not present, the meeting shall be adjourned and we shall notify shareholders in accordance with the usual notice requirements (as set out in "—Differences in Corporate Law Between Ireland and the State of Delaware—Record Date; Notice Provisions for Meetings of Shareholders") in the event that such meeting is to be reconvened.

Voting

        Under our Articles, each holder of our ordinary shares is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. The holders of our deferred ordinary shares are not entitled to a vote. We may not exercise any voting rights in respect of any shares held as treasury shares. Any shares held by our subsidiaries will count as treasury shares for this purpose, and such subsidiaries cannot therefore exercise any voting rights in respect of those shares.

        Irish law distinguishes between "ordinary business" and "special business." Most business that is transacted at a general meeting is deemed "special" with the exception of declaring a dividend, the consideration of the statutory financial statements and the reports of the directors and auditors thereon, the review by the shareholders of the company's affairs, the fixing of the remuneration of auditors and the election of directors, all of which are deemed to be "ordinary business."

        Our Articles provide that, except for the election of directors and where a greater majority is required by the Irish Companies Act (such as any matters that require special resolutions of the shareholders) as described below, any question, business or resolution proposed at any general meeting shall be decided by a simple majority of the votes cast.

        All resolutions proposed at our general meetings will be decided on a poll. Every shareholder entitled to vote has one vote for each share held unless otherwise provided in our Articles. Voting rights may be exercised by shareholders registered in the share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in accordance with our Articles. Our Articles permit the appointment of proxies by our shareholders to be notified to us electronically, when permitted by our directors.

        In accordance with our Articles, our board of directors may from time to time authorize us to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred share. For example, they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares. Treasury shares or our shares held by our subsidiaries will not be entitled to be voted at general meetings of shareholders.

        Irish law requires special resolutions of our shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:

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  amending our objects or Memorandum of Association;

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  amending our Articles of Association;

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  approving a change of our name;

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  authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

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  opting out of preemption rights on the issuance of new shares;

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  re-registering us from a public limited company to a private company;

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  variation of class rights attaching to classes of shares (where our Memorandum and Articles of Association do not provide otherwise);

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  purchase of our ordinary shares off market;

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  reduction of issued share capital;

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  sanctioning a compromise or scheme of arrangement with creditors or shareholders;

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  resolving that we be wound up by the Irish courts;

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  resolving in favor of a shareholders' voluntary winding-up; and

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  setting the re-issue price of treasury shares.

Action by Written Consent

        Our Articles provide that shareholder resolutions are to be adopted by way of poll at meetings and shareholders are not permitted to pass resolutions by unanimous written consent.

Variation of Rights Attaching to a Class or Series of Shares

        Under our Articles and the Irish Companies Act, any variation of class rights attaching to our issued shares must be approved by a special resolution of our shareholders of the affected class or with the consent in writing of the holders of 75% of all the votes of that class of shares.

Inspection of Books and Records

        Under Irish law, shareholders have the right to (1) receive a copy of our Articles, (2) inspect and obtain copies of the minutes of general meetings and resolutions, (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors' interests and other statutory registers maintained by us, (4) receive copies of statutory financial statements (or summary financial statements, where applicable) and directors' and auditors' reports that have previously been sent to shareholders prior to an annual general meeting and (5) receive financial statements of any our subsidiaries that have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors' report must be circulated to the shareholders with our financial statements prepared in accordance with Irish law 21 days before the annual general meeting and must be read to the shareholders at our annual general meeting.

Acquisitions

        An Irish public limited company may be acquired in a number of ways, including:

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  a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve the scheme;

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  through a tender or takeover offer by a third party for all of our shares. Where the holders of 80% or more of our ordinary shares have accepted an offer for their shares in our company, the remaining shareholders may also be statutorily required to transfer their shares. If the bidder does not exercise this "squeeze out" right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If our shares were to be listed on the main securities market of the Irish Stock Exchange or another regulated stock exchange in the European Union, or EU, this threshold would be increased to 90%; and

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  it is also possible for us to be acquired by way of a merger with an EU-incorporated company under the EU Cross-Border Mergers Directive 2005/56/EC. Such a merger must be approved by a special resolution. If we are being merged with another EU company under the EU Cross-Border Mergers Directive 2005/56/EC and the consideration payable to our shareholders is not all in the form of cash, our shareholders may be entitled to require their shares to be acquired at fair value.

        Irish law does not generally require shareholder approval for a sale, lease or exchange of all or substantially all of a company's property and assets. However, our Articles provide that an affirmative vote of the holders of a majority of the outstanding voting shares on the relevant record date is required to approve a sale, lease or exchange of all or substantially all of our property or assets.

Appraisal Rights

        Generally, under Irish law, shareholders of an Irish company do not have dissenters' or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008, as amended, governing the merger of an Irish company limited by shares such as our company and a company incorporated in the European Economic Area, a shareholder (1) who voted against the special resolution approving the merger or (2) of a company in which 90% of the shares are held by the other party to the merger has the right to request in certain circumstances that the successor company acquire its shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement.

Corporate Governance

        Our Articles allocate authority over our day-to-day management to our board of directors. Our board of directors may then delegate our management to committees of our board of directors, consisting of one or more members of our board of directors, or to our executive officers, although our board of directors will remain responsible, as a matter of Irish law, for the proper management of our affairs. The proceedings of committees are governed by the Articles regulating the proceedings of directors. A vote at any committee meeting will be determined by a majority of votes of the members present.

        Our board of directors has a standing audit committee, a compensation committee and a nomination and governance committee. We have also adopted corporate governance policies, including a code of conduct and an insider trading policy.

        Our corporate governance guidelines and general approach to corporate governance as reflected in our Memorandum and Articles of Association and our internal policies and procedures comply with applicable federal securities laws and regulations and NASDAQ requirements, though the standards applicable to us as a foreign private issuer are generally less restrictive than those applicable to U.S. companies. Although we are an Irish public limited company, we are not be subject to the listing rules of the Irish Stock Exchange or the listing rules of the U.K. Listing Authority and we are therefore not subject to, nor will we adopt, the U.K. Corporate Governance Code or any other non-statutory Irish or U.K. governance standards or guidelines. While there are many similarities and overlaps between the U.S. corporate governance standards applied by us and the U.K. Corporate Governance Code and other Irish/U.K. governance standards or guidelines, there are differences, in particular relating to the extent of the authorization to issue share capital and effect share repurchases that may be granted to our board and the criteria for determining the independence of our directors.

Directors

Number of Directors

        The Irish Companies Act provides for a minimum of two directors for public limited companies. Our Articles provide for a minimum of two directors and a maximum of 13. Our shareholders may from time to time increase or reduce the maximum number, or increase the minimum number, of directors by ordinary resolution. Our board of directors determines the number of directors within the range of two to 13.

Election and Term of Office of Directors

        Our Articles divide our board of directors into three classes, with members of each class being elected to staggered three-year terms. At each annual general meeting, directors will be elected for a full term of three years to succeed those directors of the relevant class whose terms are expiring. A nominee is elected to the board of directors by a plurality of the votes cast by shareholders.

        Holders of our ordinary shares are entitled to one vote for each share at all meetings at which directors are elected.

        Our Articles provide for a minimum number of directors of two. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a three-year term, and the nominee receiving the next greatest number of votes in favour of their election shall hold office until his or her successor shall be elected.

Board Vacancies

        Any vacancy on our board of directors, including a vacancy resulting from an increase in the number of directors or from the death, resignation, retirement, disqualification or removal of a director, shall be deemed a casual vacancy. Subject to the terms of any one or more classes or series of preferred shares, any casual vacancy shall only be filled by the decision of a majority of our board of directors then in office, provided that a quorum is present and provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with our Articles as the maximum number of directors.

        Any director of a class of directors elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. A director retiring at a meeting shall retain office until the close or adjournment of the meeting.

Resignation, Removal and Disqualification of Directors

        The Irish Companies Act provide that, notwithstanding anything contained in the articles of association of a company or in any agreement between that company and a director, the shareholders may by an ordinary resolution remove a director from office before the expiration of his or her term. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) which the director may have against us in respect of his or her removal.

        Our Articles also provide that the office of a director will also be vacated if the director is restricted or disqualified to act as a director under the Irish Companies Act; resigns his or her office by notice in writing to us or in writing offers to resign and the directors resolve to accept such offer; or is requested to resign in writing by not less than 75% of the other directors.

Indemnification Agreements

        To the fullest extent permitted by Irish law, our Articles contain indemnification for the benefit of our directors, company secretary and executive officers. However, as to our directors and company secretary, this indemnity is limited by the Irish Companies Act, which prescribe that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or company secretary where judgment is given in favor of the director or company secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or company secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or company secretary over and above the limitations imposed by the Irish Companies Act will be void, whether contained in its articles of association or any contract between the company and the director or company secretary. This restriction does not apply to our executive officers who are not directors, our company secretary or other persons who would be considered "officers" within the meaning of the Irish Companies Act.

        We are permitted under our Articles and the Irish Companies Act to take out directors' and officers' liability insurance, as well as other types of insurance, for our directors, officers, employees and agents. In order to attract and retain qualified directors and officers, we expect to purchase and maintain customary directors' and officers' liability insurance and other types of comparable insurance.

        We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Articles. These agreements, among other things, provide that we will to the extent permitted under our Articles and the Irish Companies Act indemnify and provide expense advancement for our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

        The indemnification provisions in our Articles may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Legal Name; Formation; Fiscal Year; Registered Office

        Our fiscal year ends on December 31 and our registered address is Arthur Cox Building, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

Duration; Dissolution; Rights Upon Liquidation

        The duration of our company will be unlimited. We may be dissolved and wound up at any time by way of a shareholders' voluntary winding up or a creditors' winding up. In the case of a shareholders' voluntary winding up, a special resolution of shareholders is required. Our company may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure if we have failed to file certain returns. We may also be dissolved by the Director of Corporate Enforcement in Ireland where our affairs have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that we should be wound up.

        If our Articles contain no specific provisions in respect of a dissolution or winding up, then, subject to the priorities of any creditors, the assets will be distributed to our shareholders in proportion to the paid-up nominal value of the shares held. Our Articles provide that our ordinary shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

        Holders of our ordinary shares will not have the right to require us to issue certificates for their shares.

No Sinking Fund

        Our ordinary shares do not have sinking fund provisions.

Transfer and Registration of Shares

        Our transfer agent will maintain the share register, registration in which will be determinative of ownership of our ordinary shares. A shareholder of our company who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the record holder of any such shares.

        A written instrument of transfer is required under Irish law in order to register on our official share register any transfer of shares (1) from a person who holds such shares directly to any other person, (2) from a person who holds such shares beneficially but not directly to a person who holds such shares directly, or (3) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into or out of his or her own broker account. Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register. However, a shareholder who directly holds shares outside of DTC may transfer those shares into DTC without giving rise to Irish stamp duty provided that (a) there is no change in beneficial ownership of the shares and (b) at the time of the transfer into or out of DTC there is no agreement in place for the sale of the shares by the beneficial owner to a third party.

        Any transfer of our ordinary shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped, the stamp duty thereon is paid by one of the parties and the instrument is provided to the transfer agent. We, in our absolute discretion and insofar as the Irish Companies Act or any other applicable law permits, may, or may procure that we or a subsidiary of our company shall, pay Irish stamp duty arising on a transfer of our ordinary shares on behalf of the transferee of such ordinary shares. If stamp duty resulting from the transfer of such ordinary shares which would otherwise be payable by the transferee is paid by our company or any subsidiary of our company on behalf of the transferee, then in those circumstances, we intend to, on our behalf or on behalf of our subsidiary, take one or a combination of the following actions: (1) require the transferee to pay to us or a subsidiary of our company the amount of such stamp duty and refuse to register such transfer until that amount is paid, (2) seek reimbursement of the stamp duty from the transferee, (3) set-off the stamp duty against any dividends payable to the transferee of those ordinary shares and (4) claim a first and permanent lien on the ordinary shares on which stamp duty has been paid by us or our subsidiary for the amount of stamp duty paid. Our lien shall extend to all dividends paid on those ordinary shares. Our Articles delegate authority to our company secretary (or his or her nominee) to execute an instrument of transfer on behalf of a transferring party.

        In order to help ensure that the official share register is regularly updated to reflect trading of our ordinary shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty, subject to the reimbursement and set-off rights described above. In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with the transfer and that we will not pay the stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from us for this purpose) or request that we execute an instrument of transfer on behalf of the transferring party in a form determined by us. In either event, if the parties to the share transfer have the instrument of transfer duly stamped to the extent required and then provide it to our transfer agent, the buyer will be registered as the legal owner of the relevant shares on our official Irish share register, subject to the suspension right described below.

        Our directors have general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of shares only. Our directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year.

Differences in Corporate Law Between Ireland and the State of Delaware

        As a public limited company incorporated under the laws of Ireland, the rights of our shareholders are governed by applicable Irish law, including the Irish Companies Act, and not by the law of any U.S. state. As a result, our directors and shareholders are subject to different responsibilities, rights and privileges than are applicable to directors and shareholders of U.S. corporations. We have set below a summary of the differences between the provisions of the Irish Companies Act applicable to us and the Delaware General Corporation Law relating to stockholders' rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Irish law, Delaware law and our Articles. Before investing, you should consult your legal advisor regarding the impact of Irish corporate law on your specific circumstances and reasons for investing. The summary below does not include a description of rights or obligations under the U.S. federal securities laws or NASDAQ listing requirements. You are also urged to carefully read the relevant provisions of the Delaware General Corporation Law and the Irish Companies Act for a more complete understanding of the differences between Delaware and Irish law.

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Authorized Capital	Under Delaware law, the board of directors without stockholder approval may approve the issuance of authorized but unissued shares of capital stock that are not otherwise committed for issuance.	Our authorised share capital may be increased or reduced, but not below the number of issued ordinary shares or preferred shares, as applicable, by a simple majority of the votes cast at a general meeting, referred to under Irish law as an "ordinary resolution."

Under Irish law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the memorandum and articles of association or by an ordinary resolution adopted by the shareholders at a general meeting.

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The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Accordingly, our Articles authorize our board of directors to issue new preferred shares without shareholder approval for a period of five years from the date of the adoption of our Articles.

The rights and restrictions to which our ordinary shares are subject is prescribed in our Articles. Our Articles entitle our board of directors, without shareholder approval, to determine the terms of any preferred shares issued. Preferred shares may be preferred as to dividends, rights on a winding up or voting in such manner as our directors may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at our option, and may be convertible into or exchangeable for shares of any other class or classes, depending on the terms of such preferred shares.

Reduction of Capital

Under Delaware law, a corporation, by an affirmative vote of a majority of the board of directors, may reduce its capital by reducing or eliminating the capital represented by shares of capital stock which have been retired, by applying to an already authorized purchase redemption, conversion or exchange of outstanding shares of its capital stock some or all of the capital represented by shares being purchased, redeemed, converted or exchanged or any capital that has not been allocated to any particular class of capital stock or by transferring to surplus capital some or all of the capital not represented by any particular class of its capital stock or the capital associated with certain issued shares of its par value

A company may, by ordinary resolution, reduce its authorized share capital in any way. A company also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way permitted by the Irish Companies Act.

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capital stock. No reduction of capital may be made unless the assets of the corporation remaining after the reduction are sufficient to pay any debts for which payment has not otherwise been otherwise provided.

Preemption Rights; Consideration for Shares

Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation or any amendment thereto, or in the resolution or resolutions providing for the issue of such shares adopted by the board of directors pursuant to authority expressly vested in it by the provisions of its certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation's capital stock.

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro rata basis, commonly referred to as the statutory preemption right. However, we have opted out of these preemption rights in our Articles as permitted under Irish law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, our Articles provide that this opt-out will lapse five years after the adoption of our current Articles on September 9, 2015. A special resolution requires not less than 75% of the votes of our shareholders cast at a general meeting. If this opt-out is not renewed, shares issued for cash must be offered to our pre-existing shareholders pro rata to their existing shareholding before the shares can be issued to any new shareholders. Statutory preemption rights do not apply (1) where shares are issued for non-cash consideration, such as in a share-for-share acquisition, (2) to the issue of non-equity shares, that is, shares that have the right to participate only up to a specified amount in any income or capital distribution, or (3) where shares are issued pursuant to an employee share option or similar equity plan.

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Under Irish law, a company is prohibited from allotting shares without consideration. Accordingly, at least the nominal value of the shares issued underlying any restricted share award, restricted share unit, performance share awards, bonus shares or any other share-based grants must be paid pursuant to the Irish Companies Act.

Dividends, Distributions, Repurchases and Redemptions

Dividends and Distributions

Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, directors may declare and pay dividends upon its capital stock either (1) out of its surplus or (2) if the corporation does not have surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year.

The excess, if any, at any given time, of the net assets of the corporation over the amount so determined to be capital is surplus. Net assets means the amount by which total assets exceed total liabilities.

Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

Dividends and Distributions

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of a company are equal to, or in excess of, the aggregate of that company's called up share capital plus undistributable reserves and the distribution does not reduce that company's net assets below such aggregate. Undistributable reserves include undenominated capital and the amount by which a company's accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed that company's accumulated unrealized losses, so far as not previously written off in a reduction of capital approved by the Irish High Court without restriction, or a reorganization of capital.

The determination as to whether or not a company has sufficient distributable reserves to fund a dividend must be made by reference to the "relevant financial statements" of that company. The "relevant financial statements" will be either the last set of

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unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Act, which give a "true and fair view" of a company's unconsolidated financial position and accord with accepted accounting practice. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in dollars or any other currency.

Share Repurchases and Redemptions

Under Delaware law, any stock of any class or series may be made subject to redemption by the corporation at its option or at the option of the holders of such stock or upon the happening of a specified event; provided however, that immediately following any such redemption the corporation must have outstanding one or more shares of one or more classes or series of stock, which share, or shares together, have full voting powers.

Any stock which may be made redeemable may be redeemed for cash, property or rights, including securities of the same or another corporation, at such time or times, price or prices, or rate or rates, and with such adjustments, as stated in the certificate of incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

Every corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise

Share Repurchases and Redemptions

Our Articles provide that any ordinary share that we agree to acquire shall be deemed to be a redeemable share. Accordingly, for purposes of Irish law, the repurchase of ordinary shares by us may technically be effected as a redemption.

Under Irish law, we may issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. We may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of our total issued share capital. All redeemable shares must also be fully-paid and the terms of redemption of the shares must provide for payment on redemption.

We may also be given authority to purchase our shares on a recognized stock exchange such as the NASDAQ or off market purchases with such authority to be given by our shareholders at a general meeting, which would take effect on

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dispose of, pledge, use and otherwise deal in and with its own shares; provided, however, that no corporation may: (1) purchase or redeem its own shares of capital stock for cash or other property when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation, except that a corporation other than a non-stock corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its shares, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the corporation reduced; (2) purchase, for more than the price at which they may then be redeemed, any of its shares which are redeemable at the option of the corporation; or (3) redeem any of its shares, unless their redemption is authorized by Delaware law and then only in accordance with its certificate of incorporation.

the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries.

Our board of directors may also issue preferred shares, which may be redeemed at the option of either us or the shareholder, depending on the terms of such preferred shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. We may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be canceled by us or re-issued subject to certain conditions.

Purchases by Subsidiaries

Under Delaware law, shares of a corporation's capital stock may be acquired by subsidiaries of that corporation without stockholder approval. Such capital stock owned by a majority owned subsidiary are neither entitled to vote nor counted as outstanding for quorum purposes.

Purchases by Subsidiaries

Under Irish law, a company's subsidiaries may purchase shares of that company either on market on a recognized stock exchange such as NASDAQ or off market.

For one of our subsidiaries to make on market purchases of our ordinary shares, our shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a

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particular on market purchase by a subsidiary of our ordinary shares is required. For a purchase by a subsidiary off market, the proposed purchase contract must be authorized by special resolution of our shareholders before the contract is entered into. The person whose ordinary shares are to be bought back cannot vote in favor of the special resolution and the purchase contract must be on display or must be available for inspection by our shareholders at our registered office from the date of the notice of the meeting at which the resolution approving the contract is to be proposed.

The number of shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds our shares, such subsidiary cannot exercise any voting rights in respect of those shares. The acquisition of our ordinary shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

Election of Directors

Under Delaware law, a corporation must have at least one director. The number of directors of a corporation is fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors must be made by amendment of the certificate of incorporation. Delaware law does not contain specific provisions requiring a majority of independent directors.

Our Articles divide our board of directors into three classes, with members of each class being elected to staggered three-year terms. At each annual general meeting, directors will be elected for a full term of three years to succeed those directors of the relevant class whose terms are expiring. A nominee is elected to the board of directors by a plurality of the votes cast by shareholders.

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Holders of our ordinary shares are entitled to one vote for each share at all meetings at which directors are elected.

Our Articles provide for a minimum number of directors of two. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a three-year term, and the nominee receiving the next greatest number of votes in favour of their election shall hold office until his or her successor shall be elected.

Registration, Removal and Disqualification of Directors

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, except: (1) in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause; and (2) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director can be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which such director is a part.

Under the Irish Companies Act and notwithstanding anything contained in our Articles or in any agreement between us and a director, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term at a meeting held on no less than 28 days' notice and at which the director is entitled to be heard. Because of this provision of the Irish Companies Act, our Articles provide that we may, by ordinary resolution, remove any director before the expiration of his period of office notwithstanding anything in any agreement between us and the removed director. The power of removal is without prejudice to any claim for damages for breach of contract, e.g., employment contract, that the director may have against us in respect of his or her removal. Our Articles also provide that the office of a director will also be vacated if the director is restricted or disqualified to act as a director under the Acts; resigns his or her office by notice in writing to us or in writing offers to resign and the directors resolve to accept such offer; or is requested to resign in writing by not less than 75% of the other directors.

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Quorum of the Board of Directors	The quorum necessary for transaction of business by the board of directors shall consist of a majority of the total number of directors unless the certificate of incorporation or bylaws require a greater number.	The quorum necessary for transaction of business by our board of directors may be a majority of the directors in office at the time when the meeting is convened.
Duties of Directors

Under Delaware law, a company's directors are charged with fiduciary duties of care and loyalty. The duty of care requires that directors act in an informed and deliberate manner and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the corporation and its stockholders. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the "business judgment rule." If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions. Notwithstanding the foregoing, Delaware courts may subject directors' conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Our directors have certain statutory and fiduciary duties. All of our directors have equal and overall responsibility for the management of our company, although directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements and it is likely that more will be expected of them in compliance with their duties than non-executive directors. The principal fiduciary duties of directors are stated in section 228 of the Irish Companies Act and include the duties of good faith and exercising due care and skill. Directors' statutory duties also include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed and the duty to maintain certain registers and make certain filings as well as disclosure of personal interests. For public limited companies like us, directors are under a specific duty to ensure that the secretary is a person with the requisite knowledge and experience to discharge the role.

Under Irish law, a director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by (1) other directors, officers or employees of the company whom the director reasonably believes to be reliable

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and competent in the matters prepared or presented, (2) legal counsel, public accountants or other persons as to matters the director reasonably believes are within their professional or expert competence, or (3) a committee of the board of which the director does not serve as to matters within its designated authority, which committee the director reasonably believes to merit confidence.
Conflicts of Interest of Directors

Under Delaware law, a contract or transaction in which a director has an interest will not be voidable solely for this reason if (1) the material facts with respect to such interested director's relationship or interest in the contract or transaction are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) the material facts with respect to such interested director's relationship or interest in the contract or transaction are disclosed or are known to the stockholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon, or (3) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified. The mere fact that an interested director is present and voting on a transaction in which he or she is interested will not itself make the transaction void. Under Delaware law, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.

As a matter of Irish law, a director is under a general fiduciary duty to avoid conflicts of interest. Under Irish law, directors who have a personal interest in a contract or proposed contract with a company are required to declare the nature of their interest at a meeting of the directors of that company. A company is required to maintain a register of declared interests, which must be available for shareholder inspection.

Our Articles provide that a director must declare any interest he or she may have in a contract with us at a meeting of our board of directors in accordance with the Irish Companies Act.

Our Articles provide that a director may vote in respect of any contract, appointment or arrangement in which he is interested, and he shall be counted in the quorum present at the meeting. Under our Articles, a director may be a director of, other officer of, or otherwise interested in, any company promoted by us or in which we are interested, and such director will not be accountable to us for any compensation or other benefit received from such employment or other interest. Our Articles further

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provide that (1) no director will be prevented from contracting with us because of his or her position as a director, (2) any contract entered into between a director and us will not be subject to avoidance, and (3) no director will be liable to account to us for any profits realized by virtue of any contract between such director and us because the director holds such office or the fiduciary relationship established thereby.
Indemnification of Officers and Directors

Delaware law permits a corporation to indemnify, and to advance expenses to, officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action that they had no reasonable cause to believe was unlawful.

Irish law permits indemnification for the benefit of a company's directors and executive officers. However, as to directors and company secretary, this indemnity is limited by the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or company secretary where judgment is given in favor of the director or company secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or company secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or company secretary over and above the limitations imposed by the Irish Companies Act will be void, whether contained in its articles of association or any contract between the company and the director or company secretary. This restriction does not apply to executive officers who are not directors, the company secretary or other persons who are considered "officers" within the meaning of the Irish Companies Act.

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Our Articles also contain indemnification and expense advancement provisions for current or former executives who are not directors or our company secretary.

Our directors may, on a case-by-case basis, decide at their discretion that it is in our best interests to indemnify an individual director from any liability arising from his or her position as a director of us. However, this discretion must be exercised bona fide in our best interests as a whole. Any such indemnity will be limited in the manner described in the foregoing paragraphs.

We are permitted under our Articles and the Irish Companies Act to take out directors' and officers' liability insurance, as well as other types of insurance, for our directors, officers, employees and agents. In order to attract and retain qualified directors and officers, we expect to purchase and maintain customary directors' and officers' liability insurance and other types of comparable insurance.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Articles. These agreements, among other things, provide that we will to the extent permitted under our Articles and the Irish Companies Act indemnify and provide expense advancement for our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive

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officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification. The indemnification provisions in our Articles may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

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Limitation on Director Liability	Under Delaware law, a corporation may include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors to the corporation and its stockholders for monetary damages for a breach of fiduciary duty as a director. However, a corporation may not limit or eliminate the personal liability of a director for: (1) any breach of the director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law; (3) intentional or negligent payments of unlawful dividends or unlawful share purchases or redemptions; or (4) any transaction in which the director derives an improper personal benefit.	Under Irish law, a company may not exempt its directors from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

Under Irish law, shareholders may not agree to exempt a director or officer from any claim or right of action the shareholder may have, whether individually or in the right of a company, on account of any action taken or the failure to take any action in the performance of his or her duties to that company.

General Meetings of Shareholders

Under Delaware law, an annual meeting of stockholders is required. Any stockholder or director may apply to the Delaware Chancery Court for an order for a corporation to hold an annual meeting if the corporation has failed to hold an annual meeting for a period of 13 months after its last annual meeting.

We are required to hold an annual general meeting within eighteen months of incorporation and at intervals of no more than fifteen months thereafter, provided that an annual general meeting is held in each calendar year following our first annual general meeting, no more than nine months after our fiscal year-end.

Our extraordinary general meetings may be convened by (1) our board of directors, (2) on requisition of shareholders holding not less than 10% of our paid up share capital carrying voting rights or (3) on requisition of our auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time.

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Notice of a general meeting must be given to all our shareholders and to our auditors. Our Articles provide that the maximum notice period is 60 days. The minimum notice periods are 21 days' notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days' notice in writing for any other extraordinary general meeting. General meetings may be called by shorter notice, but only with the consent of our auditors and all of our shareholders entitled to attend and vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, our Articles include provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, our board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If our board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the consideration of the

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Irish statutory financial statements, the report of the directors, the report of the auditors on these statements and that report and a review by the members of our affairs. If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office. Our Articles divide our board of directors into three classes, with members of each class being elected to staggered three-year terms. At each annual general meeting, directors will be elected for a full term of three years to succeed those directors of the relevant class whose terms are expiring. A nominee is elected to the board of directors by a plurality of the votes cast by shareholders.
Holders of our ordinary shares are entitled to one vote for each share at all meetings at which directors are elected.

Our Articles provide for a minimum number of directors of two. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a three-year term, and the nominee receiving the next greatest number of votes in favour of their election shall hold office until his or her successor shall be elected.

If our directors become aware that our net assets are half or less of the amount of our called-up share capital, our directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

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Advance Notice Provisions	As may be set by the corporation's bylaws.	Our Articles provide that (a) with respect to an annual general meeting of shareholders, nominations of persons for election to the board of directors and the proposal of business to be considered by shareholders may be made only pursuant to our notice of meeting; by our board of directors; or by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures provided for our Articles, and (b) with respect to an extraordinary general meeting of shareholders, nominations of persons for election to our board of directors and the proposal of business to be considered by shareholders may be made only pursuant to our notice of meeting; by our board of directors; by any shareholders pursuant to the valid exercise of the power granted under the Irish Companies Act; or by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures provided for in our Articles.

In order to comply with the advance notice procedures of our Articles, a shareholder must give written notice to our Secretary on a timely basis. To be timely for an annual general meeting, notice must be delivered, or mailed and received, at least 120 days in advance of the first anniversary of the date that we released the proxy statement for the preceding year's annual general meeting, subject to certain exceptions. To be timely for an extraordinary general meeting, notice must be delivered, or mailed and received, by the later of (1) 120 days in advance of the meeting or (2) the date that is 10 days after the date of the first

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public announcement of the date of the meeting. For nominations to our board of directors, the notice must include all information about the director nominee that is required to be disclosed by SEC rules regarding the solicitation of proxies for the election of directors and such other information as we may reasonably require to determine the eligibility of the proposed nominee.

For other business that a shareholder proposes to bring before the meeting, the notice must include a brief description of the business, the reasons for proposing the business at the meeting and a discussion of any material interest of the shareholder in the business. Whether the notice relates to a nomination to the board of directors or to other business to be proposed at the meeting, the notice also must include information about the shareholder and the shareholder's holdings of our shares.

In addition, the Irish Companies Act provides that shareholders holding not less than 10% of the total voting rights may call an extraordinary general meeting for the purpose of considering director nominations or other proposals, as described below under "—Special/Extraordinary Shareholder Meetings." The chairman of the meeting may refuse to transact any business or may disregard nomination of any person if a shareholder fails to comply with the foregoing procedures.

Proxy	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy may be voted or acted upon after three	Under the Irish Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy, but no such proxy shall be

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	years from its date, unless the proxy provides for a longer period.	voted or acted upon at any subsequent meeting, unless the proxy expressly provides for this.
Special/Extraordinary General Meetings

Under Delaware law, special meetings of stockholders may be called by the board of directors or by such other person or persons authorized to do so by the corporation's certificate of incorporation or bylaws. At a special meeting, only the business set forth in the notice of meeting may be conducted.

Extraordinary general meetings may be convened (1) by our board of directors, (2) on requisition of our shareholders holding not less than 10% of the paid up share capital of our carrying voting rights, (3) on requisition of our auditors, or (4) in exceptional cases, by order of a court. Extraordinary general meetings are generally held for the purpose of approving shareholder resolutions of our company as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, our board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If our board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

Under Irish law, if our board of directors becomes aware that our net assets are not greater than half of the amount of our called-up share capital, it must convene an extraordinary general meeting of

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our shareholders not later than 28 days from the date that our directors learn of this fact to consider how to address the situation.
Record Date; Notice Provisions for Meetings of Shareholders

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws or under other portions of Delaware law, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and must specify the place, if any, date, hour, means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes of the meeting.

Our Articles provide that our directors may, from time to time, fix a record date for the purposes of determining the rights of members to notice of and/or to vote at any general meeting, but that such record date shall be not more than 80 nor less than 10 days before the date of such meeting. Our Articles provide that if no record date is fixed by our directors, the record date for determining members entitled to notice of or to vote at a meeting of the members shall be the close of business on the day next preceding the day on which notice is given.

Notice of an annual general meeting must be given to all of our shareholders and to our auditors. Our Articles provide that the maximum notice period is 60 days. The minimum notice period is 21 days' notice in writing for an annual general meeting.

Shareholder Quorum Voting Rights	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Under our Articles, each holder of our ordinary shares is entitled to one vote for each of ordinary share that he or she holds as of the record date for the meeting. The holders of our deferred ordinary shares are not entitled to a vote. We may not exercise any voting rights in respect of any shares held as treasury shares. Any shares held by our subsidiaries will count as treasury shares for this purpose, and such subsidiaries cannot therefore exercise any voting rights in respect of those shares. Irish law distinguishes between "ordinary business" and "special business." Most business that is transacted at a

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general meeting is deemed "special" with the exception of declaring a dividend, the consideration of the statutory financial statements and the reports of the directors and auditors thereon, the review by the shareholders of the company's affairs, the fixing of the remuneration of auditors and the election of directors, all of which are deemed to be "ordinary business."

Our Articles provide that, except where a greater majority is required by the Irish Companies Act (such as any matters that require special resolutions of the shareholders) as described below, any question, business or resolution proposed at any general meeting shall be decided by a simple majority of the votes cast. All resolutions proposed at our general meetings will be decided on a poll. Every shareholder entitled to vote has one vote for each share held unless otherwise provided in our Articles. Voting rights may be exercised by shareholders registered in the share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in accordance with our Articles. Our Articles permit the appointment of proxies by our shareholders to be notified to us electronically, when permitted by our directors. Abstentions, including persons indicating a vote to be withheld, blank votes and broker non-votes will not be counted for the purposes of establishing the

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number of votes cast for the purposes of determining whether an ordinary resolution (requiring a simple majority of votes cast) or a special resolution (requiring the support of 75%) has been approved.

Treasury shares will not be entitled to vote at general meetings of shareholders.
Action by Written Consent

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a written consent to the action is signed by stockholders holding at least a majority of the voting power. If a different proportion of voting power is required for an action at a meeting, then that proportion of written consents is also required.

Our Articles provide that shareholder resolutions are to be adopted by way of poll at meetings and shareholders are not permitted to pass resolutions by unanimous written consent.
Derivative or Other Suits

Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. Generally, a person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction that is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

In certain limited circumstances, a shareholder may be entitled to bring a derivative action on our behalf if a wrong committed against us would otherwise go unredressed.

The principal case law in Ireland indicates that to bring a derivative action a person must first establish a prima facie case (1) that a company is entitled to the relief claimed and (2) that the action falls within one of the five exceptions derived from case law, as follows:

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where an ultra vires or illegal act is perpetrated;

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where more than a bare majority is required to ratify the "wrong" complained of;

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where the shareholders' personal rights are infringed;

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where a fraud has been perpetrated upon a minority by those in control; and

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where the justice of the case requires a minority to be permitted to institute proceedings.

Irish law also permits shareholders of a company to bring proceedings against that company where its affairs are being conducted, or the powers of the directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. The court can grant any relief it sees fit and the usual remedy is the purchase or transfer of the shares of any shareholder.

Business Combinations with Interested Shareholders

Under Delaware law, with limited exceptions, a merger, consolidation or sale of all or substantially all of the assets of a Delaware corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote thereon. However, Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless, among other exceptions, such transactions are approved by the board of directors before such interested stockholder became such.

Irish law does not generally require shareholder approval for a sale, lease or exchange of all or substantially all of a company's property and assets, however, our Articles provide that the affirmative vote of the holders of a majority of our outstanding voting shares on the relevant record date is required to approve a sale, lease or exchange of all or substantially all of our property or assets.

Our Articles also include a provision similar to Section 203 of the DGCL, which generally prohibits us from engaging in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, unless, in general:

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our board of directors approved the transaction which resulted in the shareholder becoming an interested shareholder;

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upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the voting shares outstanding at the time of commencement of

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such transaction, excluding for purposes of determining the number of voting shares outstanding (but not the outstanding voting shares owned by the interested shareholder), voting shares owned by persons who are directors and also officers and by certain employee share plans; or

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the business combination is approved by our board of directors and authorized at an annual or extraordinary general meeting of shareholders by the affirmative vote of the holders of at least 75% of the outstanding voting shares that are not owned by the interested shareholder.

A "business combination" is generally defined as a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An "interested shareholder" is generally defined as a person who, together with affiliates and associates, owns or, within three years prior to the date in question, owned 15% or more of our outstanding voting shares.

Appraisal Rights

Under Delaware law, holders of shares of any class or series of stock of a constituent corporation in a merger or consolidation have the right, in certain circumstances, to dissent from such merger or consolidation by demanding payment in cash for their shares equal to the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, as determined by a court in an action timely brought by the corporation or the dissenters. Delaware law grants dissenters appraisal rights

Generally, under Irish law, shareholders of an Irish company do not have dissenters' or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008, as amended, governing the merger of an Irish company limited by shares such as the company and a company incorporated in the EEA, a shareholder (1) who voted against the special resolution approving the merger or (2) of a company in which 90% of the shares are held by the other party to the merger, has the right in certain circumstances to request that the

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only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock, regardless of the number of shares being issued. No appraisal rights are available for shares of any class or series of stock that are listed on a national securities exchange or held of record by more than 2,000 holders, unless the agreement of merger or consolidation requires the holders thereof to accept for such shares anything other than: shares of stock of the surviving corporation; shares of stock of another corporation, which shares of stock are either listed on a national securities exchange or held of record by more than 2,000 holders; cash in lieu of fractional shares of the stock described in the first two points above; or some combination of the above.

successor company acquire his or her shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement.
In addition, appraisal rights are not available for stockholders of a surviving corporation in a merger if the merger did not require the vote of the stockholders of the surviving corporation.
Amendments of Constituent Documents

Under Delaware law, a corporation may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment; and, if a change in stock or the rights of stockholders, or an exchange, reclassification, subdivision, combination or cancellation of stock or rights of stockholders is to be made, such provisions as may be necessary to effect such change, exchange, reclassification,

Irish companies may only alter their memorandum and articles of association by a resolution of shareholders approved by 75% of the votes cast at a general meeting. An Irish company is not permitted to opt out of this requirement.

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subdivision, combination or cancellation.

The board of directors must adopt a resolution setting forth the amendment proposed, declaring its advisability and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders. A majority of the outstanding shares entitled to vote thereon and a majority of the outstanding shares of each class entitled to vote thereon as a class must vote in favor of the amendment.

The holders of the outstanding shares of a class must be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

Dissolution and Winding Up

Upon the dissolution of a Delaware corporation, after satisfaction of the claims of creditors, the assets of that corporation would be distributed to stockholders in accordance with their respective interests, including any rights a holder of shares of preferred shares may have to preferred distributions upon dissolution or liquidation of the corporation.

The rights of our shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in our Articles or the terms of any preferred shares we issue from time to time. The holders of our preferred shares in particular may have the right to priority in the event of our dissolution or winding up. If our Articles contain no specific provisions in respect of dissolution or winding up, then, subject to the priorities of any creditors, the assets

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will be distributed to our shareholders in proportion to the paid-up nominal value of the shares held. Our Articles provide that our ordinary shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

We may be dissolved and wound up at any time by way of a shareholders' voluntary winding up or a creditors' winding up. In the case of a shareholders' voluntary winding up, a special resolution of shareholders is required. We may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where we have failed to file certain returns. We may also be dissolved by the Director of Corporate Enforcement in Ireland where our affairs have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that we should be wound up.

Enforcement of Judgment Rendered by U.S. Court	A judgment for the payment of money rendered by a court in the United States based on civil liability generally would be enforceable elsewhere in the United States.

A judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the U.S. judgment will be deemed to be enforceable in Ireland:

• the U.S. judgment must be for a definite sum;
• the U.S. judgment is not directly or indirectly for the payment of

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taxes or other charges of a like nature or a fine or other penalty, for example, punitive or exemplary damages;
• the U.S. judgment must be final and conclusive;
• the Irish proceedings were commenced within the relevant limitation period;
• the U.S. judgment must be provided by a court of competent jurisdiction, as determined by Irish law; and
• the U.S. judgment remains valid and enforceable in the U.S. court in which it was obtained.

An Irish court will also exercise its right to refuse judgment if the U.S. judgment was obtained by fraud, violated Irish public policy, is in breach of natural justice or is irreconcilable with an earlier foreign judgment.

Anti-Takeover Provisions

Business Combinations with Interested Shareholders

        Our Articles include a provision similar to Section 203 of the Delaware General Corporation Law, which generally prohibits us from engaging in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, unless, in general:

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  our board of directors approved the transaction which resulted in the shareholder becoming an interested shareholder;

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  upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the voting shares outstanding at the time of commencement of such transaction, excluding for purposes of determining the number of voting shares outstanding (but not the outstanding voting shares owned by the interested shareholder), voting shares owned by persons who are directors and also officers and by certain employee share plans; or

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  the business combination is approved by our board of directors and authorized at an annual or extraordinary general meeting of shareholders by the affirmative vote of the holders of at least 75% of the outstanding voting shares that are not owned by the interested shareholder.

        A "business combination" is generally defined as a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An "interested shareholder" is generally defined as a person who, together with affiliates and associates, owns or, within three years prior to the date in question, owned 15% or more of our outstanding voting shares.

Irish Takeover Rules and Substantial Acquisition Rules

        A transaction in which a third party seeks to acquire 30% or more of our voting rights and any other acquisitions of our securities will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder, or the Irish Takeover Rules, and will be regulated by the Irish Takeover Panel. The "General Principles" of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

        The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

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  in the event of an offer, all holders of securities of the target company must be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

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  the holders of securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of directors of the target company must give its views on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company's place of business;

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  a target company's board of directors must act in the interests of that company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

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  false markets must not be created in the securities of the target company, the bidder or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

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  a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

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  a target company may not be hindered in the conduct of its affairs longer than is reasonable by an offer for its securities; and

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  a "substantial acquisition" of securities, whether such acquisition is to be effected by one transaction or a series of transactions, shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

        Under certain circumstances, a person who acquires shares, or other voting securities, of a company may be required under the Irish Takeover Rules to make a mandatory cash offer for the remaining outstanding voting securities in that company at a price not less than the highest price paid for the securities by the acquiror, or any parties acting in concert with the acquiror, during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of securities would increase the aggregate holding of an acquiror, including the holdings of any parties acting in concert with the acquiror, to securities representing 30% or more of the voting rights in a company, unless the Irish Takeover Panel otherwise consents. An acquisition of securities by a person holding, together with its concert parties, securities representing between 30% and 50% of the voting rights in a company would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person, together with its concert parties, would increase by 0.05% within a 12-month period. Any person, excluding any parties acting in concert with the holder, holding securities representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

        If a person makes a voluntary offer to acquire our outstanding ordinary shares, the offer price must not be less than the highest price paid for our ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the "look back" period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.

        If the bidder or any of its concert parties has acquired our ordinary shares (1) during the 12-month period prior to the commencement of the offer period that represent more than 10% of our total ordinary shares or (2) at any time after the commencement of the offer period, the offer must be in cash or accompanied by a full cash alternative and the price per ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of clause (1), the 12-month period prior to the commencement of the offer period or, in the case of (2), the offer period. The Irish Takeover Panel may apply this Rule to a bidder who, together with its concert parties, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

        An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

        The Irish Takeover Rules also contain rules governing substantial acquisitions of shares and other voting securities which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of the company. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of the company is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of the company and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

        Under the Irish Takeover Rules, our board of directors is not permitted to take any action that might frustrate an offer for our shares once our board of directors has received an approach that may lead to an offer or has reason to believe that such an offer is or may be imminent, subject to certain exceptions. Potentially frustrating actions such as 1) the issue of shares, options, restricted share units or convertible securities, (2) material acquisitions or disposals, (3) entering into contracts other than in the ordinary course of business or (4) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any earlier time during which our board of directors has reason to believe an offer is or may be imminent. Exceptions to this prohibition are available where:

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  the action is approved by our shareholders at a general meeting; or

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  the Irish Takeover Panel has given its consent, where:

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  it is satisfied the action would not constitute frustrating action;

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  our shareholders holding more than 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

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  the action is taken in accordance with a contract entered into prior to the announcement of the offer, or any earlier time at which our board of directors considered the offer to be imminent; or

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  the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Shareholders' Rights Plan

        Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law. In addition, such a plan would be subject to the Irish Takeover Rules and the General Principles underlying the Irish Takeover Rules. Our Articles allow our board of directors to adopt a shareholder rights plan upon such terms and conditions as our board of directors deems expedient and in the best interests of us, subject to applicable law.

        Subject to the Irish Takeover Rules, our board of directors also has power to issue any of our authorized and unissued shares on such terms and conditions as it may determine and any such action should be taken in our best interests. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then-market price of the shares.

Disclosure of Interests in Shares

        Under the Irish Companies Act, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in three percent or more of our voting shares, or if as a result of a transaction a shareholder who was interested in three percent or more of our voting shares ceases to be so interested. Where a shareholder is interested in three percent or more of our voting shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the voting shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder's interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder's interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder's rights in respect of any of our shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

        In addition to these disclosure requirements, we, under the Irish Companies Act, may, by notice in writing, require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in our relevant share capital to (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in our shares, to provide additional information, including the person's own past or present interests in our shares. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, we may apply to the Irish court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Irish Companies Act, as follows:

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  any transfer of those shares or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void;

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  no voting rights shall be exercisable in respect of those shares;

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  no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

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  no payment shall be made of any sums due from us on those shares, whether in respect of capital or otherwise.

        The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

        In the event we are in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in our securities of one percent or more.

        Certain other provisions of Irish law or our Articles may be considered to have anti-takeover effects, including those described under the following captions: "—Authorized Share Capital" (regarding issuance of preferred shares), "—Preemption Rights, Share Warrants and Share Options," "—Corporate Governance," "—Differences in Corporate Law Between Ireland and The State Of Delaware—Election of Directors," "—Differences in Corporate Law Between Ireland and The State Of Delaware—Removal of Directors," "—Differences in Corporate Law Between Ireland and The State of Delaware—Business Combinations with Interested Shareholders," "—Differences in Corporate Law Between Ireland and The State Of Delaware—Amendments of Constituent Documents," "—Differences in Corporate Law Between Ireland and The State Of Delaware—Advance Notice Provisions," and "—Differences in Corporate Law Between Ireland and The State Of Delaware—Special/Extraordinary General Meetings."

Limitations on the Right to Own Securities

        Neither Irish law nor our Articles impose any general limitation on the right of non-residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.

Listing

        Our ordinary shares are listed on The NASDAQ Global Select Market under the symbol "SBBP."

Transfer Agent and Registrar

        The transfer agent and registrar for our ordinary shares is Computershare, Inc. The transfer agent and registrar's address is 250 Royall Street, Canton, MA 02021.

Material Contracts

        For a description of our material contracts, see our Annual Report on Form 20-F filed with the SEC on April 4, 2017, which is incorporated by reference into this prospectus.

 DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

        We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term "indentures" to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term "debenture trustee" to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

        Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

        The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

        Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, and each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

        We will describe in each prospectus supplement the following terms relating to a series of debt securities:

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  the title or designation;

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  the aggregate principal amount and any limit on the amount that may be issued;

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  the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

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  whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

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  the maturity date and the date or dates on which principal will be payable;

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  the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

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  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

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  the place or places where payments will be payable;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

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  whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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  whether we will be restricted from incurring any additional indebtedness;

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  a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

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  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

        The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

        Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

        We may issue warrants to purchase ordinary shares, preferred shares and/or debt securities. We may offer warrants separately or together with one or more additional warrants, debt securities, ordinary shares, preferred shares, rights or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our rights.

        We will provide in a prospectus supplement the following terms of the warrants being issued:

  •
  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  the designation, amount and terms of the securities purchasable upon exercise of the warrants;

  •
  if applicable, the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants;

  •
  if applicable, the exercise price for preferred shares, the number of preferred shares to be received upon exercise, and a description of that series of our preferred shares;

  •
  if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

  •
  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

  •
  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

  •
  any applicable material U.S. federal income tax consequences;

  •
  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  •
  if applicable, the date from and after which the warrants and the ordinary shares, preferred shares and/or debt securities will be separately transferable;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  the anti-dilution provisions of the warrants, if any;

  •
  any redemption or call provisions;

  •
  whether the warrants may be sold separately or with other securities as parts of units; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Each warrant will entitle the holder of rights to purchase for cash the principal amount of ordinary shares or other securities at the exercise price provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

        Holders may exercise warrants as described in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares, preferred shares or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the warrants issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Warrant Agent

        The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

 DESCRIPTION OF RIGHTS

General

        We may issue rights to purchase ordinary shares, preferred shares, and/or debt securities described in this prospectus. We may offer rights separately or together with one or more additional rights, ordinary shares, preferred shares, debt securities, warrants or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

        We will provide in a prospectus supplement the following terms of the rights being issued:

  •
  the date of determining the shareholders entitled to the rights distribution;

  •
  the aggregate number of ordinary shares or other securities purchasable upon exercise of the rights;

  •
  the exercise price;

  •
  the aggregate number of rights issued;

  •
  whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

  •
  the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

  •
  the method by which holders of rights will be entitled to exercise;

  •
  the conditions to the completion of the offering, if any;

  •
  the withdrawal, termination and cancellation rights, if any;

  •
  whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

  •
  whether shareholders are entitled to oversubscription rights, if any;

  •
  any applicable U.S. federal income tax considerations; and

  •
  any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

        Each right will entitle the holder of rights to purchase for cash the principal amount of ordinary shares or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

        Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

        The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our ordinary shares, preferred shares, debt securities, warrants or rights, or securities of an entity unaffiliated with us, or any combination of the above, as described in the applicable prospectus supplement. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our ordinary shares, preferred shares, debt securities, warrants, rights or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, securing the holder's obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder's obligations in a manner specified in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

  •
  whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

  •
  whether the purchase contracts are to be prepaid;

  •
  whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

  •
  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

  •
  any applicable U.S. federal income tax considerations; and

  •
  whether the purchase contracts will be issued in fully registered or global form.

        The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

 DESCRIPTION OF UNITS

        The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        We may issue units consisting of ordinary shares, preferred shares, one or more debt securities, warrants, rights or purchase contacts for the purchase of ordinary shares, preferred shares and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those set forth in any prospectus supplement or as described under "Description of Capital Stock," "Description of Debt Securities," "Description of Warrants," "Description of Rights" and "Description of Purchase Contracts" will apply to each unit, as applicable, and to any ordinary shares, preferred shares, debt security, warrant, right or purchase contract included in each unit, as applicable.

Unit Agent

        The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

 LEGAL MATTERS

        The validity of the ordinary shares and certain other matters of Irish law will be passed upon for us by Arthur Cox, Dublin, Ireland. Certain matters of U.S. federal and New York State law will be passed upon for us by Reed Smith LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Strongbridge Biopharma plc at December 31, 2016 and 2015, and for each of the two years in the period ended December 31, 2016, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, and at December 31, 2014 and for the year then ended, by Ernst & Young AB, independent registered public accounting firm, as set forth in their respective reports thereon incorporated elsewhere herein by reference and are incorporated herein in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

        Certain of our directors and executive officers may be nonresidents of the United States. All or a substantial portion of the assets of such nonresident persons and of our company are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon such persons or our company, or to enforce against such persons or Strongbridge in U.S. Courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Irish counsel that there is doubt as to the enforceability in Ireland against our company and our executive officers and directors who are non-residents of the United States, in original actions or in actions for enforcement of judgments of U.S. Courts, of liabilities predicated solely upon the securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

        As required by the Securities Act, we have filed with the SEC a registration statement on Form F-3, of which this prospectus is a part, with respect to the ordinary shares offered hereby. This prospectus does not contain all of the information included in the registration statement. Statements in this prospectus concerning the provisions of any document are not necessarily complete. You should refer to the copies of the documents filed as exhibits to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the matter involved. Each statement concerning these documents is qualified in its entirety by such reference.

        We are subject to the information reporting requirements of the Securities and Exchange Act of 1934, as amended, applicable to foreign private issuers and we comply with those requirements by submitting reports to the SEC. Those reports or other information may be inspected without charge at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings and submissions also are available to the public on the SEC's website at www.sec.gov. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file quarterly and current reports with the SEC, unlike United States companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 180 days after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

 INCORPORATION OF INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus the information that we file with them. This means that we can disclose important information to you in this document by referring you to other filings we have made with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below:

  •
  Our Annual Report on Form 20-F for the fiscal year ended December 31, 2016, filed with the SEC on April 4, 2017;

  •
  The Reports of Foreign Private Issuer on Form 6-K filed with the Commission on January 9, 2017 and April 13, 2017; and

  •
  The description of our securities contained in our Registration Statement on Form 8-A (File No. 001-37569), filed with the Commission on September 25, 2015 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        In addition, all subsequent annual reports filed on Form 20-F prior to the termination of this offering are incorporated by reference into this prospectus. Also, we may incorporate by reference our future reports on Form 6-K by stating in those Forms that they are being incorporated by reference into this prospectus.

        This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus.

        Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

        Upon your written or oral request, we will provide at no cost to you a copy of any and all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to:

Stephen Long, Esq.
Chief Legal Officer
Strongbridge Biopharma plc
900 Northbrook Drive, Suite 200
Trevose, PA 19053

        You may also access the documents incorporated by reference in this prospectus through our website www.strongbridgebio.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

 EXPENSES

        The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee and the FINRA Filing Fee.

SEC Registration Fee		$17,385
FINRA Filing Fee		$23,000
Legal Fees and Expenses			*
Accounting Fees and Expenses			*
Miscellaneous			*

Total	$		*

*
These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B under the Securities Act, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

4,000,000 Shares

Ordinary Shares

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Cantor Fitzgerald & Co.

Co-Managers

Oppenheimer & Co.	H.C. Wainwright & Co.

October 4, 2017